UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2007

COMMAND CENTER, INC.

(Exact name of registrant as specified in its charter)

Washington	333-60326	91-2079472
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3773 West Fifth Avenue, Post Falls, Idaho		83854
Address of principal executive offices		Zip Code

Registrant’s telephone number, including area code: 208-773-7450

(Former name or former address, if changes since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officers.

On May 31, 2007, John R. Coghlan submitted his resignation as a member of the Board of Directors and as Chairman of the Audit Committee. Mr. Coghlan indicated that he did not have any disagreements with management and his resignation was tendered for personal and health reasons.

As a result of Mr. Coghlan’s resignation as Chairman of the audit Committee, the audit Committee functions will be assumed by the full Board of Directors until a replacement Chairman can be appointed. The Company will immediately begin a search for a replacement director.

Item 9.01. Financial Statements and Exhibits

Exhibit 17.1 Resignation Letter from John R. Coghlan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Command Center, Inc.	May 31, 2007

/s/ Brad E. Herr

Brad E. Herr, CFO and Secretary